NEWS
Contacts:

Investors/Analysts: Brian J. Radecki Chief Financial Officer (301) 664-9132 bradecki@costar.com Media: Vikki Kayne Senior Director, Media Relations (301) 280-3858 vkayne@costar.com

  CoStar Group, Inc. Announces Fourth Quarter and Full-Year 2009 Results
Company Posts Record Quarterly Revenue of $54.6 Million, a 2% Quarter-over-Quarter Increase

BETHESDA, MD – February 24, 2010 – CoStar Group, Inc. (NASDAQ: CSGP), the number one provider of information, marketing and analytic services to the commercial real estate industry, today announced that revenues for the fourth quarter of 2009 were $54.6 million, an increase of $1.0 million or 2.0%, compared to revenues of $53.6 million for the third quarter of 2009.

Net income for the quarter ended December 31, 2009 was $3.6 million, or $0.18 per diluted share, compared to $4.3 million, or $0.22 per diluted share for the quarter ended September 30, 2009.  EBITDA (earnings before interest, taxes, depreciation and amortization) for the quarter ended December 31, 2009 was $9.9 million, compared to EBITDA of $10.6 million for the quarter ended September 30, 2009.

As of December 31, 2009, the Company had $255.7 million in cash, cash equivalents, short-term and long-term investments, which is an increase of $31.1 million since December 31, 2008. The Company has no long-term debt.

Year 2008-2009 Quarterly Results - Unaudited
(in millions, except per share data)
	2008				2009
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Revenues	$52.3	$53.5	$53.8	$52.9	$51.4	$50.1	$53.6	$54.6
EBITDA	11.5	12.8	15.5	16.7	14.4	11.6	10.6	9.9
Net income	5.0	5.4	6.6	7.5	6.1	4.6	4.3	3.6
Net income per share - diluted	0.26	0.28	0.34	0.38	0.31	0.24	0.22	0.18
Weighted average outstanding shares - diluted	19.4	19.5	19.6	19.5	19.6	19.6	20.1	20.4

“We are pleased to report that we saw clear signs of improvement in our overall business that are correlated with improvements in certain sectors of the commercial real estate market.  During the fourth quarter, the United States saw growth in office-based employment and we observed a corresponding positive absorption of office space, which in turn led to stabilization in vacancy rates.  In this improving environment, we saw significant improvement in our renewal rates, our first positive net sales growth in more than a year, an increase in our average contract value, and an increase in net new subscribers.  These successes, combined with the continued successful integration of our recent acquisitions of Resolve Technology and Property and Portfolio Research, resulted in record quarterly revenue,” said CoStar Group CEO Andrew C. Florance. “While uncertainty exists ahead of any sustained recovery, we are encouraged by the continued, sequential quarterly improvement in our business.”

CoStar’s in-quarter renewal rate improved from 84% in the third quarter of 2009 to 89% in the fourth quarter of 2009, and the Company’s 12-month trailing renewal rate for subscription-based services was approximately 85%.  Subscription-based revenue accounted for approximately 95% of the Company’s total revenue in the fourth quarter of 2009.  In addition, the number of net new paying subscribers increased by 1,705 during the fourth quarter of 2009 to 85,325.

The Company’s subscription growth was fueled in part by the success of SHOWCASE.com® (http://www.showcase.com), the Company’s online marketing service for commercial real estate brokers. During 2009, the total number of SHOWCASE.com subscribers more than doubled, and at December 31, 2009 more than 8,800 brokers were marketing their listings through SHOWCASE.com. “We set out to capture market share in the Internet lead-generation market in 2009, and with exceptional convenience, affordable cost and proven effectiveness, the SHOWCASE.com product delivered impressive results,” noted Florance.

“At the same time, the strategic acquisitions of Property and Portfolio Research and Resolve Technology last year have already contributed to our sequential quarterly growth, and we expect the momentum to continue in 2010 as we make our integrated services available across our expanded sales platform,” Florance added.

Earlier this month the Company announced the acquisition of an office building in Washington, D.C. for its new headquarters.  The LEED Gold Certified building was acquired for just over $41 million in cash, and will enable the Company to take advantage of incentives offered by The Council of the District of Columbia to relocate to Washington D.C. if certain hiring and other eligibility requirements are met.

“Being able to secure such a high quality asset for our global corporate headquarters in Washington D.C. at a significant discount to comparable sales and at approximately a 55% discount to the building’s total cost two years ago is an exceptional opportunity.  We believe the building and location are ideal for supporting our long-term growth, and will provide considerable long-term savings for the Company,” said Florance.

2010 Outlook

The following forward-looking statements reflect CoStar’s expectations as of February 24, 2010. Given the risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

“For the first quarter of 2010, we expect approximately $54.0 million to $55.0 million in revenues, and for the full year of 2010, we expect approximately $218.0 million to $222.0 million in revenues,” stated CoStar Group Chief Financial Officer Brian J. Radecki.  “Now that our renewal rates have stabilized and are moving back toward our 90% historical average, we expect modest revenue growth in 2010 which includes a full year of Property & Portfolio Research and Resolve Technology revenue along with organic revenue growth.”

“For the first quarter of 2010, we expect GAAP net income per diluted share of approximately $0.11 to $0.13 and non-GAAP net income per diluted share (defined below) of approximately $0.21 to $0.23,” Radecki continued.  “Our first quarter outlook for GAAP net income per diluted share includes a full quarter of costs related to Resolve, costs related to the acquisition of our new corporate headquarters in Washington, D.C. and seasonally higher first quarter costs related to our annual sales conference and payroll taxes and benefits,” said Radecki.

“For the full year of 2010, we expect GAAP net income per diluted share of approximately $0.60 to $0.65 and non-GAAP net income per diluted share of approximately $1.06 to $1.22,” said Radecki.  “Our full year guidance for GAAP net income per diluted share includes continued investment in our products and service offerings, including Showcase, Analytics and the product and service offerings at PPR.  Further, during 2010 we expect to invest $0.04 to $0.06 cents per share into the development of Resolve’s products and services that we anticipate will result in additional market penetration among commercial real estate owners and investors.

In addition, we expect approximately $3.0 million to $3.5 million of costs related to the acquisition of and transition of our corporate headquarters to Washington, D.C. during 2010, approximately $1.5 to $1.8 million in restructuring and other costs related to the write-off of leases to consolidate our CoStar, PPR and Resolve offices into a single location in Boston during the third quarter,” said Radecki.  For 2010 the company also expects its overall effective tax rate to be in the 40% to 44% range.

Costs in 2010 related to the Company’s acquisition of and transition to its corporate headquarters in Washington D.C. are expected to primarily include overlapping occupancy costs through the end of the Company’s current lease term for its location in Bethesda, Maryland on October 15, 2010.  After this period, the Company expects to save approximately $2.0 million a year in occupancy costs in 2011 compared with 2010.

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income
(in thousands, except per share data)
	Guidance Range
	For the Twelve Months
	Ended December 31, 2010
	Low	High

Net income	$12,100	$13,200
Income tax expense, net	8,067	10,371
Income before income taxes	20,167	23,571
Purchase amortization and other related costs	3,750	4,000
Stock-based compensation expense	7,500	8,500
Acquisition related costs	-	-
Restructuring and related costs	1,500	1,750
Headquarters acquisition and transition related costs	3,000	3,500
Settlements and Impairments	-	-
Non-GAAP Income before income taxes	35,917	41,321
Assumed rate for income tax expense, net *	40%	40%
Assumed provision for income tax expense, net	(14,367)	(16,528)
Non-GAAP Net Income	$21,550	$24,793

Net Income per share - diluted	$0.60	$0.65
Non-GAAP Net Income per share - diluted	$1.06	$1.22

Weighted average outstanding shares - diluted	20,300	20,300

* A 40% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.

Non-GAAP Financial Measures

In this press release, we disclose certain non-GAAP financial measures to supplement our consolidated financial statements presented in accordance with GAAP, including EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.  Additionally, we plan to introduce an adjusted-EBITDA non-GAAP financial measure beginning with first quarter of 2010 results.  The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  Management believes that these non-GAAP financial measures are useful to investors because they permit investors to view the Company's performance using the same tools that management uses to gauge progress in achieving its goals. We believe that both management and investors can benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance as well as comparisons to our competitor’s operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are frequently used by securities analysts, investors and other interested parties to facilitate the evaluation of our business performance over historical periods and on a comparable basis to other companies.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc., before (i) interest and other income expense, (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted-EBITDA is EBITDA before (i) stock-based compensation expense, (ii) acquisition-related costs, (iii) restructuring charges and related costs, (iv) costs related to the acquisition and transition of the Company’s corporate headquarters, (v) settlements and impairments.

Non-GAAP Net Income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc., before (i) purchase amortization and other related costs, (ii) stock-based compensation expense, (iii) acquisition-related costs, (iv) restructuring charges and related costs, (v) costs related to the acquisition and transition of the Company’s corporate headquarters, (vi) settlements and impairments. From this figure, we then subtract an assumed provision for income taxes to arrive at Non-GAAP Net Income. We assume a 40% tax rate in order to approximate our long-term effective corporate tax rate.  Non-GAAP Net Income per diluted share is a non-GAAP financial measure that represents Non-GAAP Net Income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share.

Earnings Conference Call

Management will conduct a conference call to discuss earnings results for the fourth quarter ended December 31, 2009, and the company’s outlook for 2010 at 11:00 a.m. ET on Thursday, February 25, 2010. The audio portion of the conference call will be broadcast live over the Internet at http://www.costar.com/investor.aspx. To join the conference call by telephone, please call (800) 230-1096 from within the United States and Canada, or (612) 332-0820 from outside the United States and Canada. Refer to conference reservation number 145471. A replay of the conference call will be available approximately one hour after the live call concludes and remain available through midnight on April 8, 2010. The replay telephone number is (800) 475-6701 within the United States and Canada, or (320) 365-3844 outside the United States and Canada.  Refer to Conference reservation number 145471. The replay will also be available over the Internet at http://www.costar.com/investor.aspx for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations-Unaudited
(in thousands, except per share data)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008

Revenues	$54,635	$52,929	$209,659	$212,428
Cost of revenues	20,927	17,733	73,714	73,408
Gross margin	33,708	35,196	135,945	139,020

Operating expenses:
Selling and marketing	11,966	8,375	42,508	41,705
Software development	4,245	3,082	13,942	12,759
General and administrative	10,663	9,814	44,248	39,888
Purchase amortization	882	1,157	3,412	4,880
	27,756	22,428	104,110	99,232

Income from operations	5,952	12,768	31,835	39,788
Interest and other income, net	226	782	1,253	4,914
Income before income taxes	6,178	13,550	33,088	44,702
Income tax expense, net	2,532	6,049	14,395	20,079
Net income	$3,646	$7,501	$18,693	$24,623

Net income per share - basic	$0.18	$0.39	$0.95	$1.27
Net income per share - diluted	$0.18	$0.38	$0.94	$1.26

Weighted average outstanding shares - basic	20,150	19,451	19,780	19,372
Weighted average outstanding shares - diluted	20,410	19,544	19,925	19,550

Reconciliation of Non-GAAP Financial Measures with Net Income

Net income	$3,646	$7,501	$18,693	$24,623
Purchase amortization in cost of revenues	748	512	2,389	2,284
Purchase amortization in operating expenses	882	1,157	3,412	4,880
Depreciation and other amortization	2,304	2,263	8,875	9,637
Interest income, net	(226)	(782)	(1,253)	(4,914)
Income tax expense, net	2,532	6,049	14,395	20,079
EBITDA	$9,886	$16,700	$46,511	$56,589

CoStar Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$205,786	$159,982
Short-term investments	20,188	35,268
Accounts receivable, net	12,855	12,294
Deferred income taxes	3,450	2,036
Prepaid and other current assets	5,128	2,903
Total current assets	247,407	212,483

Long-term investments	29,724	29,340
Deferred income taxes	1,978	3,392
Property and equipment, net	19,162	16,876
Intangible and other assets, net	103,711	70,749
Deposits and other assets	2,597	1,544
Total assets	$404,579	$334,384

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$28,907	$19,694
Deferred revenue	14,840	9,442
Total current liabilities	43,747	29,136

Deferred income taxes	-	132
Income taxes payable	1,826	1,695

Stockholders' equity	359,006	303,421
Total liabilities and stockholders' equity	$404,579	$334,384

CoStar Group, Inc.
Results of Segments-Unaudited
(in thousands)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
Revenues
United States	$49,966	$48,187	$191,556	$190,075
International
External customers	4,669	4,742	18,103	22,353
Intersegment revenue *	590	-	898	-
Total international revenue	5,259	4,742	19,001	22,353
Intersegment eliminations	(590)	-	(898)	-
Total Revenues	$54,635	$52,929	$209,659	$212,428

EBITDA
United States	$10,495	$16,629	$47,697	$58,813
International **	(609)	71	(1,186)	(2,224)
Total EBITDA	$9,886	$16,700	$46,511	$56,589

* Intersegment revenue is attributable to services performed by Property and Portfolio Research Ltd., a wholly owned subsidiary of PPR, for PPR. Intersegment revenue is recorded at cost plus an agreed margin, which the Company believes approximates fair value. U.S. EBITDA includes a corresponding cost for the services performed by Property and Portfolio Research Ltd. for PPR.

** International EBITDA includes a corporate allocation of approximately $134,000 and $222,000 for the three months ended December 31, 2009 and 2008, respectively, and $468,000 and $1.1 million for the twelve months ended December 31, 2009 and 2008, respectively.

Reconciliation of Non-GAAP Financial Measures with 2008-2009 Quarterly Results - Unaudited
(in millions)
	2008				2009
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Net income	$5.0	$5.4	$6.6	$7.5	$6.1	$4.6	$4.3	$3.6
Purchase amortization	1.8	1.9	1.8	1.7	1.4	1.2	1.5	1.6
Depreciation and other amortization	2.5	2.5	2.4	2.3	2.2	2.2	2.1	2.3
Interest income, net	(1.9)	(1.3)	(0.9)	(0.8)	(0.4)	(0.3)	(0.2)	(0.2)
Income tax expense, net	4.1	4.3	5.6	6.0	5.1	3.9	2.9	2.6
EBITDA	$11.5	$12.8	$15.5	$16.7	$14.4	$11.6	$10.6	$9.9

About CoStar Group, Inc.
CoStar Group, Inc. (Nasdaq:CSGP) is the number one provider of information, marketing and analytic services to commercial real estate professionals in the United States as well as the United Kingdom. CoStar's suite of services offers customers access via the Internet to the most comprehensive database of commercial real estate information throughout the U.S. as well as in the United Kingdom and France. Headquartered in Bethesda, MD, CoStar has approximately 1,400 people working for the Company worldwide, including the largest professional research organization in the industry. For more information, visit http://www.costar.com.

This news release includes "forward-looking statements" including, without limitation, statements regarding CoStar's expectations, beliefs, intentions or strategies regarding the future. These statements are subject to many risks and uncertainties that could cause actual results to differ materially from these statements. More information about potential factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to, those stated in CoStar's filings from time to time with the Securities and Exchange Commission, including CoStar's Form 10-K for the year ended December 31, 2008 and CoStar's Form 10-Q for the quarter ended September 30, 2009, under the heading "Risk Factors." In addition to these statements, there can be no assurance that CoStar will experience sequential quarterly growth in 2010; that CoStar will realize all or any portion of the incentives offered by the Council of the District of Columbia discussed in this press release; that CoStar's building acquisition and relocation to Washington, D.C. will provide considerable long-term savings or result in savings of $1.0 million to $1.5 million per year in occupancy costs versus leasing space in a comparable building; that revenues for the first quarter of 2010 and full year 2010 will be as stated in this press release; that GAAP net income per diluted share for the first quarter of 2010 and full year 2010 will be as stated in this press release; that the amortization, costs related to the acquisition and transition of our corporate headquarters to Washington, D.C. and equity compensation charges for the first quarter of 2010 and full year 2010 will be as stated in this press release; that the restructuring costs related to the write-off of a lease in Boston in the third quarter of 2010 will be as stated in this press release; and that costs in 2010 related to CoStar's building acquisition and transition of its corporate headquarters to Washington, D.C. will primarily include overlapping occupancy costs through the end of CoStar's current lease term for its location in Bethesda, Maryland.  All forward-looking statements are based on information available to CoStar on the date hereof, and CoStar assumes no obligation to update such statements.